Exhibit 10.13
Execution Version
SECOND AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT

        This SECOND AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT dated as of December 02, 2021 (this “Second Amendment”) to the Revolving Credit and Guaranty Agreement dated as of February 27, 2021 (as amended by that certain First Amendment, dated as of August 03, 2021, the “Credit Agreement”) among Coupang, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, each of the Lenders and Issuing Banks party thereto (collectively the “Lenders” and, individually, a “Lender”), and JPMorgan Chase Bank, N.A., as Administrative Agent.

        WHEREAS, the Borrower and the Required Lenders wish to amend the Credit Agreement as set forth herein as of the Second Amendment Effective Date (as defined below);

        WHEREAS, the Lenders party hereto are willing to make such amendments to the Credit Agreement, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Second Amendment and not otherwise defined are used herein as defined in the Credit Agreement (as amended hereby).
Section 2. Amendment of Credit Agreement. Effective as of the Second Amendment Effective Date, the Credit Agreement shall be amended as follows:
2.1Section 1.1 of the Credit Agreement shall be amended by inserting the following definitions in the appropriate alphabetical location:
““Second Amendment Effective Date” means December 02, 2021.”

2.2Section 6.1(c) of the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:
“(c) Indebtedness of any Loan Party or Restricted Subsidiary in an aggregate outstanding principal amount not to exceed, at the time of incurrence, the sum of (i) the Shared Incremental Amount plus (ii) an amount such that, after giving effect to the incurrence of such amount, the Total Net Leverage Ratio would not exceed 3.0 to 1.0 for the most recently ended four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.1(a) or (b) or Section 3.4(a) and calculated on a Pro Forma Basis (without giving effect to any substantially simultaneous incurrence of Indebtedness made pursuant to the Shared Incremental Amount); provided, that the Borrower may elect to use clause (ii) above prior to using clauses (i) above, and if both clause (i) and clause (ii) are available, unless otherwise elected by the Borrower, then the Borrower will be deemed to have elected to use clause (ii) above first; provided, further that such Indebtedness incurred pursuant to this clause (c) (w) other than with respect to Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties pursuant to subclause (aa) below, does not mature earlier than the latest Maturity Date (as determined as of the date of incurrence of such Indebtedness), or have a shorter weighted average life to maturity than the weighted average life to maturity of the Commitments outstanding at such time, (x) has terms and conditions (other than pricing (including interest rates, rate floors or original issue discount) and fees and, solely with respect to any term loans, amortization and prepayment premiums) no more restrictive than those with respect to the Revolving Loans provided for herein (except for covenants or other provisions which are provided to the existing Lenders or are applicable only to periods after the Maturity Date (as determined as of the date of incurrence of such Indebtedness) and, in the case of any Permitted Convertible Indebtedness, any provisions customary for convertible notes), (y) to the extent guaranteed, shall not be guaranteed by any Person other than the Loan Parties, ~~and~~ (z) shall be unsecured and (aa) by Restricted Subsidiaries that are not Loan Parties shall not exceed an aggregate principal amount equal to the greater of (i) $300,000,000 and (ii) 5% of Consolidated Total Tangible Assets of Parent and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) or Section 3.4(a) and calculated on a Pro Forma Basis;

2.3    Section 6.1(e) of the Credit Agreement shall be amended by adding (x) “, vendor guarantees” immediately after “bank guarantees” and (y) “, in each case” immediately prior to “incurred in the ordinary course of business”.
Section 3. Conditions Precedent to Effectiveness. This Second Amendment shall become effective on the date upon which each of the following conditions is satisfied (the “Second Amendment Effective Date”):
(a)Second Amendment. This Second Amendment shall have been duly executed and delivered by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.
(b)Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
Section 4. Representations and Warranties. On and as of the Second Amendment Effective Date, the Borrower hereby represents and warrants to the Administrative Agent and each Lender party hereto, after giving effect to the amendments set forth in this Amendment, that:
    (a)    The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects) on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
    (b)    No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.
Section 5.Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect and is hereby in all respects ratified and confirmed. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment. The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Second Amendment, this Second Amendment shall for all purposes constitute a Loan Document. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Second Amendment by signing any such counterpart. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The provisions set forth in Sections 10.3 10.9, 10.10 of the Credit Agreement are hereby incorporated herein mutatis mutandis with all references to “this Agreement” therein being deemed references to this Second Amendment. This Second Amendment shall not constitute or effect a novation of the obligations of each Loan Party under the Credit Agreement and other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:     /s/ Peter B. Thauer
Name:    Peter B. Thauer
Title:    Managing Director

COUPANG, INC.,
as Borrower

By:     /s/ Gaurav Anand
                        Name:     Gaurav Anand
    Title:    Chief Financial Officer

Goldman Sachs Lending Partners LLC,
as a Lender

By:     /s/ Dan Martis
    Name:     Dan Martis
    Title:    Authorized Signatory

Bank of America, N.A.,
as a Lender

By:     /s/ Sieun Lee
    Name:     Sieun Lee
    Title:    Vice President

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SEOUL BRANCH
as a Lender

By:     /s/ Jonathan Yip
    Name:     Jonathan Yip
    Title:    Head of Global Banking

DEUTSCHE BANK AG NEW YOR BRANCH
as a Lender

By:     /s/ Ming K. Chu
    Name:     Ming K. Chu
    Title:    Director

By:     /s/ Marko Lukin
    Name:     Marko Lukin
    Title:    Vice President

By its signature below, the undersigned hereby consents to the foregoing Second Amendment to the Credit Agreement and hereby confirms that all of its obligations under each Loan Document (as defined in the Credit Agreement) shall continue unchanged and in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement as amended by the Second Amendment.

COUPANG CORP.,
as a Guarantor
By:     /s/ Han Seung Kang
    Name:     Han Seung Kang
    Title:    Representative Director

COUPANG GLOBAL LLC,
as a Guarantor

By:     /s/ Thuan Quang Pham
    Name:     Thuan Quang Pham
    Title:    Chief Executive Officer

COUPANG USA, INC.,
as a Guarantor

By:     /s/ Gaurav Anand
    Name:     Gaurav Anand
    Title:    Treasurer

COUPANG ASIA HOLDINGS PTE. LTD.,
as a Guarantor

By:     /s/ Harold Rogers
    Name:     Harold Rogers
    Title:    Authorized Signatory